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                                                                     EXHIBIT 5.2

                    CONSENT OF SIDLEY AUSTIN BROWN & WOOD LLP

         As United States counsel to Fairmont Hotels & Resorts Inc. in connection with the filing of this registration statement, we hereby consent to the reference to us under the caption "Legal Matters" in the prospectus that forms a part of this registration statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


/s/   Sidley Austin Brown & Wood  LLP
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Sidley Austin Brown & Wood LLP
April 5, 2004